                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         MARCH 30, 2000


                          FOOTHILL INDEPENDENT BANCORP
               (Exact name of Registrant as specified in charter)


         CALIFORNIA                0-11337                       95-3815805
(State or other jurisdiction     (Commission                  (I.R.S. Employer
      of incorporation)         File Number)                 Identification No.)


          510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA      91741
            (Address of principal executive offices)      (Zip code)


               Registrant's telephone number, including area code:
                        (626) 963-8551 OR (909) 599-9351


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)

ITEM 5.  OTHER EVENTS

         On March 30, 2000, Foothill Independent Bancorp ("Foothill") purchased, for a price of $11.50 per share, a total of 430,729 shares of common stock that were owned by Basswood Financial Partners, LP and certain of its affiliates ("Basswood"). Those shares represented 7.5% of our outstanding shares. At the same time certain officers and directors of Foothill or, its wholly owned subsidiary, Foothill Independent Bank (the "Bank"), purchased 100,400 shares of our common stock owned by Basswood for the same price per share.

         In connection with the Company's purchase, Basswood entered into a Settlement Agreement with Foothill, the principal elements of which are:

         (1) A mutual settlement and release of all, and an agreement not to assert any, claims that either Foothill or Basswood have or might have against the other and, in connection with that settlement, a dismissal, without prejudice, of a pending appeal of a California Superior Court decision, described in our Proxy Materials for our 1999 Annual Meeting, relating to the nature of the corporate and shareholder information that Basswood, as a record shareholder of Foothill, was entitled to inspect pursuant to California law.

         (2) A standstill agreement pursuant to which Basswood agreed that, for a period of ten years, it will not:

                  o acquire or own more than 1% of Foothill's outstanding shares;

                  o make any public announcement relating to, submit any proposal for, or take any action in furtherance of any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving Foothill;

                  o participate in an election or other proxy contest or seek to solicit the votes or written consents of Foothill shareholders on any matter;

                  o submit any shareholder proposals for submission to a vote or written consent of shareholders or call any special meeting of shareholders of Foothill.

                  o seek in any other manner to control or influence the management or policies of Foothill.

         (3) An agreement that each of the parties will bear its own expenses in connection with the purchase and these other matters.

         In addition, Basswood has agreed that it will vote all of the 531,129 shares sold by it Basswood for approval of all of the Proposals submitted by the Board of Directors to a vote of the shareholders at the Special Shareholders Meeting to be held on April 25, 2000. At that meeting shareholders will vote on approval of a reincorporation of Foothill from California to Delaware and certain changes to Foothill's charter documents, including the elimination of cumulative voting and the establishment of a staggered Board of Directors pursuant to which approximately one-third of the directors will be elected on a rotating basis each year. Basswood also has granted an irrevocable proxy for those shares which can be exercised by Foothill in the event that the shares are not otherwise voted for approval of these Proposals by Basswood.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

                  Not Applicable

         (b)      Pro Forma Financial Statements.

                  Not Applicable

         (c)      Exhibits.

                  10.1 Stock Purchase Agreement dated March 29, 2000 between Foothill and Basswood.

                  10.2 Settlement Agreement dated March 29, 2000 between Foothill and Basswood.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2000                        FOOTHILL INDEPENDENT BANCORP


                                             By:      /s/  DONNA MILTENBERGER
                                                      ------------------------
                                                      Donna Miltenberger,
                                                      Executive Vice President

                                  EXHIBIT INDEX


Exhibit
Number                                      Description
------                                      -----------

   10.1 Stock Purchase Agreement dated March 29, 2000 between Foothill and Basswood.

   10.2           Settlement Agreement dated March 29, 2000 between Foothill and
                  Basswood.